Exhibit 99.1

Contact:	Chip Swearngan, Metavante (media)
414-357-3688, chip.swearngan@metavante.com
Kirk Larsen, Metavante (investors)
414-357-3553, kirk.larsen@metavante.com

METAVANTE ANNOUNCES SOLID FOURTH QUARTER AND 2007

OPERATING RESULTS

•	Completed separation from Marshall & Ilsley on November 1; reporting results for the first time as a separately traded public company

•	Revenue growth of 6 percent for the year

•	Net income of $49.5 million for the year; adjusted cash net income of $208.2 million, up 15 percent compared to the prior year

•	Company provides diluted EPS guidance for 2008 of $1.12 to $1.16; diluted cash EPS of $1.33 to $1.37

MILWAUKEE – January 24, 2008 – Metavante Technologies, Inc. (NYSE:MV) today reported full year 2007 revenue of $1,598.1 million, up 6 percent compared to $1,504.2 million in 2006. Organic growth was driven by higher volumes in core processing activity and payment transactions. Acquisitions added approximately 2 points to the growth rate. Segment operating income for 2007 was $431.4 million, an increase of 8 percent compared to 2006. The segment operating margin for 2007 improved to 27.0 percent, an increase of 0.3 points compared to 2006.

Net income for the full year 2007 was $49.5 million ($0.41 per share) including non-cash impairment charges, net transaction-related costs, and incremental interest expense.

Excluding these items, adjusted net income for 2007 was $186.8 million, an increase of 17 percent compared to net income of $160.1 million in 2006; adjusted cash net income for 2007 was $208.2 million, an increase of 15 percent compared to cash net income of $181.5 million in 2006; and adjusted EBITDA in 2007 was $468.7 million, an increase of 13 percent compared to EBITDA of $413.6 million in 2006.

Commenting on the results, Frank R. Martire, President and Chief Executive Officer, said, “We delivered solid financial results while successfully navigating the demands of our spinoff transaction and a difficult environment for our bank clients. Our ability to exceed our objectives for both profit and cash flow again demonstrated the resiliency and flexibility of our business model. I am particularly pleased by the considerable efforts of all of our employees to continue to provide our consistently high level of service to our clients while allowing us to successfully complete the spinoff transaction.”

Cash provided by operating activities for the full year 2007 was $345.4 million, an increase of 18 percent compared to $292.4 million in 2006. Free cash flow for the year was $202.0 million, an increase of 10 percent compared to $183.0 million in 2006.

Adjusted net income, cash net income, adjusted cash net income, EBITDA, adjusted EBITDA and free cash flow are non-GAAP financial measures. These measures should not be considered substitutes for GAAP measures. See the attachments to this release under “Non-GAAP Financial Measures” for an explanation of these measures and reconciliations to GAAP financial measures.

Fourth Quarter

Revenue in the fourth quarter of 2007 was $408.2 million, up 6 percent compared to $385.9 million in 2006. Organic growth was driven by higher volumes in core processing activity and payment transactions. Acquisitions added approximately 2 points to the growth rate. Segment operating income was $110.0 million, an increase of 8 percent compared to 2006. Segment operating margin for the fourth quarter of 2007 improved to 26.9 percent, an increase of 0.4 points compared to the fourth quarter of 2006.

The net loss for the fourth quarter of 2007 was $92.8 million ($0.78 per share) including non-cash impairment charges, net transaction-related costs, and incremental interest expense. Excluding these items, adjusted net income was $44.1 million compared to net income of $44.0 million in the fourth quarter of 2006; adjusted cash net income was $49.8 million compared to cash net income of $49.5 million in the fourth quarter of 2006; and adjusted EBITDA was $111.3 million compared to EBITDA of $105.7 million in the fourth quarter of 2006.

Cash provided by operating activities for the fourth quarter of 2007 was $59.7 million compared to $45.8 million in 2006. Free cash flow for the fourth quarter of 2007 was $20.0 million, compared to $14.2 million in the fourth quarter of 2006.

Following is a discussion of the results for the company’s two operating segments.

Financial Solutions Group (FSG)

Metavante’s Financial Solutions Group offers a comprehensive suite of technology and business services that are critical to a financial institution’s ability to attract, expand, and service existing and prospective customers.

FSG’s revenue for the full year 2007 was $636.2 million, an increase of 4 percent compared to $614.5 million in 2006. Segment operating income was $154.6 million compared to $144.4 million in 2006. Segment operating margin was 24.3 percent in 2007 compared to 23.5 percent in 2006.

FSG’s fourth quarter 2007 revenue was $162.4 million, an increase of 7 percent compared to $151.6 million in the fourth quarter of 2006. Segment operating income for the fourth quarter of 2007 was $38.7 million compared to $31.2 million in the fourth quarter of 2006. Segment operating margin was 23.8 percent in the fourth quarter of 2007 compared to 20.6 percent in the fourth quarter of 2006.

Payment Solutions Group (PSG)

Metavante’s Payment Solutions Group offers one of the industry’s most comprehensive suites of payment products and services, including credit, debit and prepaid debit card management and a national payments network in NYCE.

PSG’s revenue for the full year 2007 was $961.9 million, an increase of 8 percent compared to $889.7 million in 2006. Segment operating income was $276.8 million compared to $256.7 million in 2006. Segment operating margin was 28.8 percent in 2007 compared to 28.9 percent in 2006.

PSG’s fourth quarter 2007 revenue was $245.8 million, an increase of 5 percent compared to $234.3 million in the fourth quarter of 2006. Segment operating income in the fourth quarter of 2007 was $71.3 million compared to $71.0 million in the fourth quarter of 2006. Segment income margin was 29.0 percent in the fourth quarter of 2007 compared to 30.3 percent in the fourth quarter of 2006.

In January 2008, Metavante announced the acquisition of two businesses that will become part of PSG: Nomad Payments Limited and BenSoft Incorporated, known in the market as RepayMe. The acquisition of Nomad Payments Limited gives Metavante the opportunity to establish a European center of operations and sales capability, with a blue-chip client base and proven business model. The acquisition of RepayMe expands Metavante’s current consumer-driven healthcare payment processing representing another example of continuing investment in single-source solutions for consumer, provider and payer healthcare payments.

Special Items

In the fourth quarter, Metavante recorded $129.5 million ($111.5 million after tax) of non-cash impairment charges, of which $101.1 million was recorded as a reduction to the carrying amount of goodwill and $28.4 million was recorded as a reduction to the carrying amount of other long-lived assets. All of the goodwill impairment and $14.6 million of the other long-lived asset impairments related to the Image Solutions Division and resulted from updated expectations for long-term financial performance of that business. The remaining $13.8 million of charges related to long-lived assets of four other businesses.

The results for the fourth quarter also include net transaction-related costs of $24.7 million ($15.5 million after tax) and incremental interest of $15.9 million ($9.9 million after tax) related to the separation from Marshall & Ilsley Corporation on November 1.

Outlook

Commenting on the outlook, Martire added, “We expect 2008 to be another year of solid revenue growth, enhanced profitability, and strong cash generation. While we recognize the risks of further spending constraints at our bank clients and fewer consumer payment transactions, we remain cautiously optimistic. The combination of a high percentage of recurring revenue, a diverse product and service offering, and proven cost discipline should allow us to modestly increase both our organic revenue growth rate and our profit margins in 2008. We also plan to dedicate significant effort and resources during the year to initiatives that will enable more rapid growth in 2009 including new technologies and capabilities, and targeted acquisitions similar to those announced this month that will catalyze growth.”

The company’s guidance for 2008 is summarized as follows:

Organic revenue growth	4% to 6%

Diluted earnings per share	$1.12 to $1.16 per share

Diluted cash earnings per share	$1.33 to $1.37 per share

Conference Call

A conference call to discuss our financial results will take place today at 8:30 a.m. EST. The call will be webcast and accessible on the investor relations section of Metavante’s website at (www.metavante.com). The accompanying slides will also be available on Metavante’s website. A replay of the audio will be available on the website following the call.

About Metavante

Metavante Technologies, Inc. (NYSE:MV) is the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to over 8,600 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, business transformation services, and payment network solutions including the NYCE Network, a leading ATM/PIN debit network and provider of mobile financial services. Metavante (www.metavante.com) is headquartered in Milwaukee.

Cautionary Language Regarding Forward-Looking Statements

This press release may be viewed to contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,”“guidance,” or words of similar meaning. Statements that describe our objectives or goals are also forward-looking statements. The forward-looking statements included in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. These factors include, but are not limited to, our debt level, restrictions and limitations in our credit facilities, our competitive industry, risks of damage to our data centers, additional costs and requirements associated with our public company status, foreign currency fluctuations, intellectual property risks, risks with business cycles, effect of regulation on our business, network and operational risks, loss of significant customers and customer consolidation, risks associated with future acquisitions and growth opportunities, and other risks that may be disclosed from time to time in our SEC filings or otherwise, including those listed in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” section described in our registration statement on Form S-4, as amended (Registration No. 333-143143). We urge you to consider these factors carefully in evaluating the forward-looking statements and caution you not to place undue reliance upon forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect subsequent events or circumstances.

Metavante Technologies, Inc.

Summary Sales and Earnings Information

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenue:
Financial Solutions Group	$162,439	$151,620	$636,230	$614,505
Payment Solutions Group	245,795	234,297	961,893	889,673

Total Revenue	$408,234	$385,917	$1,598,123	$1,504,178

Segment Operating Income:
Financial Solutions Group	$38,729	$31,162	$154,618	$144,436
Payment Solutions Group	71,258	71,006	276,822	256,737

Total Segment Operating Income	109,987	102,168	431,440	401,173

Corporate/Other	(29,798)	(26,011)	(95,421)	(105,329)
Acquisition Intangible Amortization	(7,609)	(7,023)	(28,570)	(26,730)
Net Gains (Losses) Related to Firstsource	(184)	—	6,856	—
Impairment Charges (1)	(129,451)	—	(129,451)	—
Net Transaction - Related Costs	(24,650)	—	(23,926)	—
Interest Expense - Net	(21,219)	(6,118)	(40,888)	(28,631)

(Loss) Income Before Income Taxes	(102,924)	63,016	120,040	240,483
Income Tax (Benefit) Provision	(10,077)	19,036	70,589	80,359

Net (Loss) Income	$(92,847)	$43,980	$49,451	$160,124

Diluted (Loss) Earnings Per Share	$(0.78)	NA	$0.41	NA

Average Diluted Shares	118,912		119,883

(1)	Impairment charges include a goodwill impairment charge of $ 101,126 and other long-lived asset impairments of $28,325.

Metavante Technologies, Inc.

Condensed Consolidated Balance Sheet

(In thousands)

(Unaudited)

	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$185,528	$344,241
Restricted funds	386,250	247,585
Accounts receivable, net	127,859	123,702
EFD processing receivables	110,788	50,893
Unbilled revenues	109,632	98,861
Deferred income taxes	18,941	34,110
Other current assets	55,813	41,183

Total current assets	994,811	940,575
Capitalized software and conversions-net	232,743	214,520
Premises and equipment - net	138,040	135,221
Goodwill and other intangibles - net	1,560,141	1,639,170
Other assets	155,567	85,828

Total	$3,081,302	$3,015,314

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$13,164	$—
Accounts payable	23,754	24,632
Accrued compensation and related benefits	48,048	52,379
Accrued expenses	180,956	124,219
Payments held for third party remittance	383,851	241,325
Deferred revenues	160,542	110,768
Other current liabilities	46,142	17,803

Total current liabilities	856,457	571,126
Long-term debt	1,736,883	982,000
Deferred income taxes	140,528	157,645
Postretirement benefit obligation and other liabilities	33,962	29,652

Total liabilities	2,767,830	1,740,423
Minority interest	14,121	12,757
Shareholders’ equity	299,351	1,262,134

Total	$3,081,302	$3,015,314

Metavante Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(unaudited)

	Year Ended December 31,
	2007	2006
Operating Activities:
Net Income	$49,451	$160,124
Adjustments to Reconcile Net Income to Net Cash from Operating Activities
Depreciation and Amortization	154,383	144,441
Impairment Charges	129,451	—
Deferred Income Taxes	(21,108)	8,865
Stock-Based Compensation Expense	21,125	8,104
Excess Tax Benefit from Stock-Based Compensation Arrangements	(4,255)	(1,940)
Other Non-Cash Items	(3,193)	1,777
Changes in Assets and Liabilities - Net of Acquisitions of Businesses:
Accounts Receivable	(5,057)	(7,190)
EFD Processing Receivables	(60,177)	(18,969)
Unbilled Revenues	(11,128)	(12,307)
Accounts Payable and Accrued Liabilities	54,463	18,335
Deferred Revenues	25,018	(7,524)
Other Assets and Liabilities	16,452	(1,294)

Net Cash Provided By Operating Activities	345,425	292,422

Investing Activities:
Capital Expenditures	(143,436)	(109,421)
Purchase of Equity Investment	—	(66,777)
Change in Short-Term Investments	—	80,000
Change in Restricted Cash	(167,791)	696
Change in Restricted CD’s	30,000	70,000
Acquisitions - Net of Cash Acquired	(55,772)	(82,554)

Net Cash Used For Investing Activities	(336,999)	(108,056)

Financing Activities:
Repayment of Debt and Capital Lease Obligations	(982,348)	(2,647)
Payment of Debt Issuance Costs	(23,731)	—
Proceeds from the Exercise of Stock Options	1,508	—
Payment of Equity Issuance Costs	(22,340)	—
Change in Payments Held for Third Party Remittance	142,527	(78,446)
Proceeds from Issuance of Common Stock	625,000	—
Proceeds from Issuance of Debt and Capital Lease Obligations	1,750,000	—
Excess tax benefit from stock-based compensation arrangements	4,255	1,940
Capital Contribution for Acquisitions	—	35,000
Dividends Paid	(1,665,000)	(4,000)

Net Cash (Used For) Provided By Financing Activities	(170,129)	(48,153)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2,990	—

Change in Cash and Cash Equivalents	(158,713)	136,213
Cash and Cash Equivalents - Beginning of Year	344,241	208,028

Cash and Cash Equivalents - End of Year	$185,528	$344,241

Metavante Technologies, Inc.

Non-GAAP Financial Measures

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

Metavante’s management believes that “EBITDA” and “adjusted EBITDA” are useful for evaluating performance against peer companies within its industry, as well as providing investors additional transparency to a financial measure used by management in its financial and operational decision-making. In addition, Metavante utilizes EBITDA and adjusted EBITDA in its evaluation and determination of the price of potential acquisition candidates, and to explain trends in its operating performance and believes it provides useful information about its ability to incur and service indebtedness. Also, EBITDA is included in the financial covenants applicable to Metavante’s credit facilities. EBITDA, as defined in the financial covenants, also excludes certain non-cash charges, such as impairment charges and stock option expense.

Adjusted EBITDA is defined as EBITDA excluding costs related to the separation from Marshall & Ilsley Corporation and impairment charges recorded in the fourth quarter of 2007. Metavante’s definition of EBITDA and adjusted EBITDA may be different from definitions used by other companies.

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA (in thousands):

	Quarter Ended Dec. 31,		Full Year
	2007	2006	2007	2006
Net (loss) income	$(92,847)	$43,980	$49,451	$160,124
Interest expense, net	21,219	6,118	40,888	28,631
Income taxes	(10,077)	19,036	70,589	80,359
Depreciation and amortization	38,874	36,536	154,383	144,441

EBITDA	(42,831)	105,670	315,311	413,555
Transaction-related costs	24,650	—	23,926	—
Impairment charges	129,451	—	129,451	—

Adjusted EBITDA	$111,270	$105,670	$468,688	$413,555

Adjusted Net Income

Metavante’s management defines “adjusted net income” as net income excluding costs related to the separation from Marshall & Ilsley Corporation and impairment charges recorded in the fourth quarter of 2007. Metavante’s management believes that adjusted net income is meaningful to investors because it is a better indicator of the ongoing operating performance of Metavante’s business. Metavante’s definition of adjusted net income may be different from definitions used by other companies.

The following is a reconciliation of net (loss) income to Adjusted Net Income (in thousands):

	Quarter Ended Dec. 31,		Full Year
	2007	2006	2007	2006
Net (loss) income	$(92,847)	$43,980	$49,451	$160,124

Impairment charges, net of tax	111,458	—	111,458	—
Transaction-related costs, net of tax	15,575	—	16,010	—
Incremental interest expense, net of tax	9,878	—	9,878	—

Adjusted Net Income	$44,064	$43,980	$186,797	$160,124

Metavante Technologies, Inc.

Non-GAAP Financial Measures (continued)

Cash Net Income and Adjusted Cash Net Income

Metavante management defines “cash net income” as net income before (1) stock-based compensation expense, net of tax, and (2) the amortization of intangible assets resulting from business acquisitions, net of tax. Adjusted cash net income excludes the items described above as well as the costs related to the separation from Marshall & Ilsley Corporation and the impairment charges recorded in the fourth quarter of 2007. Metavante’s management uses cash net income and adjusted cash net income to assess business performance and believes that it is useful for evaluating performance against peer companies within its industry, as well as providing investors additional transparency to a financial measure used by management in its financial and operational decision- making. Metavante’s definition of cash net income and adjusted cash net income may differ from definitions used by other companies.

The following is a reconciliation of net income to cash net income and adjusted cash net income (in thousands):

	Quarter Ended Dec. 31,		Full Year
	2007	2006	2007	2006
Net (loss) income	$(92,847)	$43,980	$49,451	$160,124
Add:
Acquisition intangible amortization, net of tax	4,565	4,214	17,142	16,038
Stock-based compensation, net of tax	1,199	1,276	4,255	5,331

Cash Net Income	(87,083)	49,470	70,848	181,493
Add:
Impairment charges, net of tax	111,458	—	111,458	—
Transaction-related costs, net of tax	15,575	—	16,010	—
Incremental interest expense, net of tax	9,878	—	9,878	—

Adjusted Cash Net Income	$49,828	$49,470	$208,194	$181,493

Metavante Technologies, Inc.

Non-GAAP Financial Measures (continued)

Free Cash Flow

Metavante defines free cash flow as cash provided by operating activities less capital expenditures. Metavante’s management believes that free cash flow provides useful information to investors regarding Metavante’s ability to generate cash from business operations that is available for acquisitions and other investments, and debt service. Metavante’s definition of free cash flow may differ from definitions used by other companies.

The following is a reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Quarter Ended
	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006
Cash provided by operating activities	$59,730	$130,366	$96,297	$59,032	$45,810
Less capital expenditures:
Premises and equipment	(16,769)	(10,881)	(7,744)	(7,854)	(11,576)
Software and conversions	(22,990)	(20,906)	(25,412)	(30,880)	(20,030)

Free Cash Flow	$19,971	$98,579	$63,141	$20,298	$14,204

	Year Ended December 31,
	2007	2006
Cash provided by operating activities	$345,425	$292,422
Less capital expenditures:
Premises and equipment	(43,248)	(37,362)
Software and conversions	(100,188)	(72,059)

Free Cash Flow	$201,989	$183,001

Metavante is a registered trademark of Metavante Corporation.

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